Exhibit 99.1

AVAX One Reports First Quarter 2026 Financial and Operating Results

Continued Execution of Modular AI/HPC Infrastructure Strategy to Capitalize on Accelerating Compute Demand

Total AVAX Holdings of Approximately 14 million as of May 14, 2026

WEST PALM BEACH, FL, May 14, 2026 - AVAX One Technology Ltd. (NASDAQ: AVX) (“AVAX One” or the “Company”), today announced its financial and operating results for the first quarter ended March 31, 2026, along with an update on its AVAX treasury strategy.

“The first quarter represented an important period for AVAX One as we laid the groundwork for our evolution into a power-first digital infrastructure company,” said Jolie Kahn, Chief Executive Officer of AVAX One. “Subsequent to quarter end, we announced our formal expansion into AI/HPC data center infrastructure, expanded our Bitcoin mining platform and oriented the business around scalable, behind-the-meter power assets that we believe can support long-term growth and profitability. At the same time, our Avalanche treasury continues to provide a differentiated source of yield and strategic optionality. Together, these steps reflect a deliberate repositioning of AVAX One around the physical and digital infrastructure we believe will define the next phase of artificial intelligence and onchain finance.”

First Quarter 2026 Financial Summary (vs. Q1 2025)

●	Total Revenue: Total revenue for the first quarter of 2026 increased materially to $2.5 million compared to $0.3 million in the first quarter of 2025. The increase was primarily driven by AVAX One’s Avalanche digital asset treasury strategy, which generated approximately $1.9 million in staking rewards in Q1 2026, coupled with the revenue from Bitcoin mining, which generated approximately $0.6 million in revenue.

●	Total Operating Expenses: Total operating expenses in the first quarter of 2026 were $47.1 million compared to $2.1 million in the first quarter of 2025. The operating expenses in the first quarter of 2026 included $43.3 million of non-cash charges related to: 1) a $36.3 million unrealized loss on the change in market value of the Company’s digital assets; 2) a $5.3 million loss on digital asset transactions attributable to the deployment of AVAX to tAVAX tokens; 3) a $1.1 million impairment of liquid staking tokens; 4) depreciation and amortization of $0.3 million; and 5) a $0.3 million charge incurred as a result of the vesting of shares issued in 2025 to board advisors, board members and certain executives. In addition to these non-cash charges, the Company incurred certain one-time non-recurring charges for costs related to reorganizing and restructuring its back-office operations, including severance, stay bonuses and duplicative costs of $0.2 million. Adjusting for these non-cash charges and one-time non-recurring costs, the adjusted operating loss for the first quarter of 2026 was $1.1 million.

●	Net Loss: Net loss for the first quarter of 2026 was $46.4 million or ($0.48) per diluted share compared to net loss of approximately $145,000 or $(10.57) per diluted share in the first quarter of 2025. Adjusting for the non-cash and one-time costs discussed above, adjusted net loss for the first quarter of 2026 was $2.9 million, or ($0.03) per diluted share.

●	Cash and Cash Equivalents: As of March 31, 2026, the Company had $16.5 million in cash and cash equivalents, coupled with restricted cash of $5.4 million and escrow receivable balance of $5.0 million, resulting in total liquidity availability of $26.9 million. This is compared to approximately $27.5 million of total liquidity at December 31, 2025. AVAX One believes its cash balance provides approximately three years of operating runway without the need to raise external capital.

Operational Highlights

●	Announced strategic initiative in April 2026 to develop a 10 MW AI/HPC micro-grid data center in Alberta, including execution of a Front End Engineering & Design (“FEED”) proposal with BlueFlare Energy Solutions, Inc. (“BlueFlare”) to advance the Company’s modular, power-first digital infrastructure strategy.

●	Executed Letter of Intent with BlueFlare for the development of an initial 10 MW Tier 3-ready AI/HPC powered land site in Alberta, with expected readiness for end-client deployment in Q1 2027, formally expanding AVAX One into scalable, behind-the-meter digital infrastructure designed to support accelerating AI and high-performance computing demand.

●	Advanced Alberta AI/HPC powered land program from conceptual design into detailed engineering and AESO-ready deliverables through the engagement of BlueFlare as infrastructure development partner, the selection of ASCENT Consulting as the Owner’s Engineer for the initial 10 MW data center, and expansion of the Company’s Western Canada powered land pipeline targeting future deployments ranging from 5 MW to 50+ MW per site.

●	Expanded Bitcoin mining capacity through the acquisition of 220 Bitmain S21 Pro ASIC miners, increasing Alberta hash rate capacity by approximately 33% from roughly 150 PH/s to more than 200 PH/s, which increases the Company’s overall hash rate capacity to more than 300 PH/s.

●	Repurchased approximately 3.5 million shares of its common stock through its previously authorized $40 million share repurchase program.

●	Expanded Avalanche digital asset treasury to approximately 14.0 million AVAX, with over 90% actively staked, generating an annualized yield of approximately 6%.

●	Achieved a current annualized revenue run rate of over $11.0 million, with more than $7.0 million from AVAX staking rewards and over $4.0 million from Bitcoin mining operations, based on the average digital asset prices during the first quarter of 2026.

Kahn added, “Looking ahead, we are focused on advancing the technical and development milestones associated with our Alberta powered land program, including building a broader pipeline of powered land opportunities across Western Canada. While our digital asset treasury strategy remains an important component of the business, our primary objective is to establish a scalable infrastructure platform that provides public market investors differentiated exposure to both the accelerating compute and growing onchain financial economy.”

Full Year 2026 Guidance

The Company is reiterating its previously issued guidance:

($ in Millions USD)	Current Spot Price[1]	2025 Avg. Price[2]	2025 High Price[3]
Revenue	$11M - $12M	$24M - $25M	$43M - $44M
Change vs. prior year period	~5x	~10x	~19x
EBITDA[4]	$2M - $3M	$10M - $11M	$24M - $25M

[1] Assumes Bitcoin price of ($70,000.00) and Avalanche price of ($9.00).

[2] Assumes Bitcoin price of ($101,877.40) and Avalanche price of ($22.43).

[3] Assumes Bitcoin price of ($124,720.00) and Avalanche price of ($44.10).

4 The tables at the end of this press release provide a reconciliation of non-GAAP financial measures to the Company’s expected results in accordance with GAAP. (See “Reconciliation of GAAP and non-GAAP Information” below).

Nasdaq Listing Status

On March 13, 2026, AVAX One received a deficiency notice from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share, based on the closing bid price of its ordinary shares for the 30 consecutive business days from January 29, 2026 through March 12, 2026. The Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) on March 20, 2026. Following the hearing on April 21, 2026, the Panel granted AVAX One’s request for continued listing on The Nasdaq Capital Market, provided the Company shall demonstrate compliance with the Bid Price Rule on or before July 6, 2026. The Company intends to regain compliance through the execution of its business strategy, including the continued buildout of its AI and HPC infrastructure platform, advancement of its Avalanche treasury and onchain yield generation initiatives, and broader progress toward generating diversified, recurring cash flow across its operations, as well as potentially through a reverse stock split, subject to shareholder approval at the Annual Shareholder’s Meeting to be held on May 29, 2026. AVAX One remains committed to maintaining its Nasdaq listing and will provide updates as appropriate.

Conference Call and Webcast Details

The Company will conduct a conference call today, May 14, 2026, at 5:00 p.m. Eastern time to discuss its financial and operating results for the first quarter ended March 31, 2026.

AVAX One’s management team will host the conference call, followed by a question-and-answer session.

Date: Thursday, May 14, 2026

Time: 5:00 p.m. ET

Toll-free dial-in number: (877) 425-9470

International dial-in number: (201) 389-0878

Conference ID: 13760400

Webcast: AVAX One’s Q1 2026 Earnings Conference Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time. If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.avax-one.com.

About AVAX One Technology Ltd.

AVAX One Technology Ltd. (NASDAQ: AVX) is a digital infrastructure company accelerating the transition to an onchain financial economy. The Company builds power-first, modular data centers in energy-advantaged regions — leveraging behind-the-meter generation and microgrid design to deliver reliable, cost-efficient compute capacity for AI and high-performance computing (HPC) workloads. The Company’s powered land model eliminates grid dependency and delivers pre-energized, Tier 3-ready sites on accelerated timelines unavailable through traditional utility-connected development. In addition, the Company continues to mine Bitcoin in Alberta and Ohio, operating at a hashrate of approximately 300 PH/s. Alongside AVAX One’s physical infrastructure, the Company maintains a strategic Avalanche digital asset treasury, accumulating AVAX and generating onchain yield through native staking and ecosystem participation. Together, these three pillars give public market investors unique exposure to both the digital infrastructure layer and the onchain economy. For more information, please visit www.avax-one.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the anticipated benefits and timing of the completion of the proposed offering and related transactions, the intended use of proceeds from the PIPE offering, expectations regarding future capital raising activity, the assets to be held by the Company, expectations regarding adoption of the Avalanche network, the expected future market, price and liquidity of the digital assets the Company acquires, the macro and political conditions surrounding digital assets, the Company’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, competitive position and the interest of other entities in similar business strategies, technological and market trends, future financial condition and performance, the expected financial impacts of the proposed transactions described herein, and the timing of the closing of the PIPE offering. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the transactions and the proposed AVAX strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of AVAX and other cryptocurrencies; the risk that the price of the Company’s securities may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified in the Company’s filings with the SEC. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The statements made in this press release are not intended to be projections of the Company’s future results nor an offer of a future securities transaction by the Company. Any offering in the future will be made through compliance with all applicable regulations and the filing of appropriate documents with the SEC, as required under those regulations.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

AVX@elevate-ir.com

Media Contact

Ethan Lyle

Prospero

avax-one@prospero.agency

AVAX ONE TECHNOLOGY LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands, except share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current
Cash and cash equivalents	$16,470	$22,135
Restricted cash	5,430	-
Escrow receivable	5,014	5,430
Liquid staking tokens	7,339	-
Staking rewards receivable	983	-
Other receivables	15	17
Deposit receivable	58	58
Prepaid expenses and other current assets	3,574	5,863
Total current assets	38,883	33,503

Non-current
Property and equipment, net	6,257	4,246
Digital assets, non-current	108,464	153,670
Intangible assets, net	351	409
Intangible asset held for sale	1,550	1,550
Goodwill	1,535	1,535
Lease deposit, non-current	50	50
Total assets	$157,090	$194,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$1,438	$1,278
Debentures, net of discount	12,513	6,439
Loan payable	212	220
Other current liabilities	141	50
Total liabilities	14,304	7,987

Commitments and contingencies - See Note 15

Shareholders’ equity
Common shares, no par value per share - unlimited shares authorized, 92,441,312 and 93,122,147 shares issued and 89,798,842 and 92,938,802 outstanding at March 31, 2026 and December 31, 2025, respectively	283,306	283,554
Treasury shares	(3,302)	(258)
Additional paid-in-capital	22,883	22,968
Subscriptions receivable - digital assets	(18,656)	(24,234)
Obligation to issue shares	44	44
Accumulated deficit	(140,368)	(93,977)
Accumulated other comprehensive loss	(1,121)	(1,121)
Total shareholders’ equity	142,786	186,976
Total liabilities and shareholders’ equity	$157,090	$194,963

AVAX ONE TECHNOLOGY LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
REVENUE	$2,511	$273

OPERATING EXPENSES
Cost of revenue, excluding depreciation	$1,198	$221
Bitcoin operating costs	42	-
Selling, general and administrative	2,266	1,345
Repairs and maintenance	80	86
Share-based compensation	253	127
Depreciation and amortization	253	260
Loss on disposal of operating assets	259	-
Impairment of liquid staking tokens	1,127	-
Realized loss on digital asset transactions	5,297	-
Unrealized loss on market valuation of digital assets	36,302	36
Total operating expenses	47,077	2,075

Operating loss	(44,566)	(1,802)

OTHER (EXPENSE) INCOME
Accretion of interest on debentures	(1,818)	(971)
Change in fair value of derivative liabilities	-	2,977
Foreign exchange loss	-	(57)
Gain on conversion of convertible debt	-	87
Loss on debt extinguishment	-	(115)
Other expense	(7)	(7)
Total other (expenses) income, net	(1,825)	1,914

Net (loss) income from continuing operations	(46,391)	112

Loss from operations of discontinued operations	-	(257)
Net loss from discontinued operations	-	(257)

Net loss	$(46,391)	$(145)
Other comprehensive loss
Foreign currency translation	-	37
Comprehensive loss attributable to common shareholders	$(46,391)	$(108)

Earnings per share:
Basic net loss per common share for continuing operations	$(0.48)	$0.61
Basic net loss per common share for discontinued operations	$-	$(1.39)
Basic net loss per common share, total	$(0.48)	$(0.78)

Diluted net loss per common share for continuing operations	$(0.48)	$(10.17)
Diluted net loss per common share for discontinued operations	$-	$(0.40)
Diluted net loss per common share, total	$(0.48)	$(10.57)

Weighted average number of common shares outstanding – basic and diluted*
Basic	97,525	185
Diluted	97,525	643
* reflects the 1:9 reverse stock split effected on July 28, 2025

Reconciliation of GAAP and Non-GAAP Information

($ in Millions, unaudited)

Full Year 2026 Guidance Scenarios

($ in millions)	Current Spot Price	2025 Avg. Price	2025 High Price
Revenue	$11.4	$24.2	$43.3
Total operating expenses	10.6	14.9	20.3
Operating income	0.9	9.4	23.0
Other expenses	0.8	0.8	0.8
Net income from continuing operations	0.1	8.6	22.3
EBITDA Adjustments:
Depreciation and amortization	1.3	1.3	1.3
Accretion of interest on debentures	0.8	0.8	0.8
EBITDA	2.2	10.7	24.3